EXHIBIT 23.1

CONSENT OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM

To the Board of Directors
ABM Industries Incorporated:

We consent to incorporation by reference in the following Registration Statements on Form S-8 of ABM Industries Incorporated of our report dated December 7, 2004, relating to the consolidated balance sheets of ABM Industries Incorporated and subsidiaries as of October 31, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended October 31, 2004, and related financial statement Schedule II, which report appears in the October 31, 2004, annual report on Form 10-K of ABM Industries Incorporated.

Our report refers to the Company restating its consolidated financial statements as of October 31, 2003 and for each of the years in the two-year period ended October 31, 2003.

Registration No.	Form	Plan

333-78423	S-8	“Age-Vested” Career Stock Option Plan
333-78421	S-8	“Time-Vested” Incentive Stock Option Plan
333-48857	S-8	Long-Term Senior Executive Stock Option Plan
333-85390	S-8	2002 Price-Vested Performance Stock Option Plan
333-116487	S-8	2004 Employee Stock Purchase Plan

/s/ KPMG LLP
KPMG LLP

San Francisco, California
January 14, 2005